Exhibit 99.10

SECURITIES TRANSFER AGREEMENT

This SECURITIES TRANSFER AGREEMENT (this “Agreement”) is made as of July 27, 2016, by and among the founders set forth on Annex A hereto (the “Founders”) and the investors set forth on Annex B hereto (the “Investors”).

WHEREAS, FinTech Acquisition Corp. (the “Issuer”) sold in a private placement (the “Offering”) (i) an aggregate of 190,000 shares of common stock of the Issuer, par value $0.001 per share, for an aggregate purchase price of $1,900,000, or $10.00 per share, to FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES III-T, L.P. (the “FTV Entities”) and (ii) an aggregate of 160,000 shares of common stock of the Issuer, par value $0.001 per share, for an aggregate purchase price of $1,600,000, or $10.00 per share, to Brian Shanahan, MKY Investments LLC and The Sdao Family Grantor Retained Annuity Trust (“CC Founders”); and

WHEREAS, in consideration for the FTV Entities and the CC Founders participation in the Offering, each of the Founders agrees to transfer the number of founder shares of the Issuer as set forth on Annex A (the “Founder Shares”) to the Investors in the amount as set forth on Annex B on the Closing Date (as defined below) (the “Transfer”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Founders and Investors hereby agree as follows:

1.	The Transfer

a.	Transfer of the Founder Shares. Upon the terms and subject to the conditions of this Agreement, the Founders hereby irrevocably agree to transfer the number of Founder Shares as set forth on Annex A hereto to the Investors as set forth on Annex B hereto on the Closing Date (as defined below) as consideration for the Investors willingness to participate in the Offering. The Investors will be deemed the legal owners of the Founder Shares transferred pursuant to this Agreement on the Closing Date. The Founders shall use best efforts to deliver to the Investors the Founder Shares in book entry form through the Issuer’s transfer agent within ten days of the Closing Date.

b.	Closing. The closing of the Transfer (the “Closing”) shall take place at the offices of Ledgewood, a professional corporation, at 2001 Market Street, Suite 3400, Philadelphia, PA 19103 on July 29, 2016 (“Closing Date”), immediately prior to or simultaneously with, the closing of the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc. (the “Merger”), as set forth in that certain Agreement and Plan of Merger, dated March 7, 2016, as may be amended from time to time (the “Merger Agreement”).

c.	Termination. This Agreement and each of the rights and obligations of the Founders and Investors shall terminate upon the termination of the Merger Agreement or by the written agreement of the parties hereto.

2.	Representations, Warranties and Covenants of Investor

Each of the Investors represents and warrants to the Founders that:

a.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Issuer or the Transfer of the Founder Shares.

b.	Accredited Investor. Investor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transfer contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

c.	Intent. Investor is entering into this Agreement solely for investment purposes, for Investor’s own account and/or for the account or benefit of its members or affiliates, and not with a view to the distribution thereof and Investor has no present arrangement to sell the Founder Shares to or through any person or entity. Investor shall not engage in hedging transactions with regard to the Founder Shares unless in compliance with the Securities Act.

d.	Restrictions on Transfer. Investor acknowledges and understands the Transfer does not involve a public offering in the United States within the meaning of the Securities Act. The Founder Shares have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Founder Shares, such Founder Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Investor acknowledges and understands the Founder Shares are subject to transfer restrictions as described in Section 4 hereof. Investor agrees that, if any transfer of the Founder Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer Investor may be required to deliver to the Issuer an opinion of counsel satisfactory to the Issuer with respect to such transfer. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Founder Shares. Investor further acknowledges that because the Issuer is a shell company, Rule 144 may not be available to Investor for the resale of the Founder Shares until the one year anniversary following consummation of the Merger, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

e.	Sophisticated Investor.

i.	Investor or its respective managers and members, as applicable, is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Founder Shares.

ii.	Investor is aware that an investment in the Founder Shares is highly speculative and subject to substantial risks because, among other things, the Founder Shares have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and Investor may suffer a loss of a portion or all of its investment in the Founder Shares. Investor is able to bear the economic risk of its investment in the Founder Shares for an indefinite period of time.

f.

Independent Investigation. Investor, in making the decision to enter into this Agreement, has relied upon an independent investigation of the Issuer and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Issuer, its officers, directors or employees or any other representatives or agents of the Issuer. Investor is familiar with the business, operations and financial condition of the Issuer and has had an opportunity to ask questions of, and receive answers from the Issuer’s officers and directors concerning the Issuer and has had full access to such other information concerning the Issuer as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

g.	Reliance on Representations and Warranties. Investor understands the Founder Shares are being transferred to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Founders are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

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h.	No General Solicitation. Investor is not entering into this Agreement for the Founder Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in the Registration Statement on Form S-4 with respect to the Merger filed with the Securities and Exchange Commission (“SEC”).

i.	Legend. Investor acknowledges and agrees that each of the Founder Shares shall bear a restrictive legend (the “Legend”) in form and substance substantially as set forth in Section 4 hereof.

j.	Condition Precedent. Investor agrees that prior to or simultaneously with such Investor’s receipt of its Founders Shares as set forth on Annex B, such Investor must execute a joinder to that certain Letter Agreement dated February 12, 2015 by and among the Issuer and certain security holders, officers and directors of the Issuer (the “2015 Letter Agreement”). Each Investor acknowledges and understands that the Founders shall have no obligation to transfer Founders Shares to any Investor that has not executed a joinder to the 2015 Letter Agreement.

3.	Representations, Warranties and Covenants of the Founders

Each of the Founders represents and warrants to, and agrees with, each Investor that:

a.	Title to Founder Shares. The Founders have title to the Founder Shares free and clear of all liens, claims and encumbrances of any kind other than transfer restrictions under federal and state securities laws. Upon transfer in accordance with the terms hereof, Investor will have or receive good title to the Founder Shares free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by the Founders other than (i) transfer restrictions pursuant to the Letter Agreement (as defined in the Merger Agreement) to be entered into in connection with the Merger, (ii) transfer restrictions pursuant to the 2015 Letter Agreement and (iii) transfer restrictions under federal and state securities laws.

b.	Authorization; Enforcement. (i) The Founders have the requisite power and authority to enter into and perform its obligations under this Agreement and to transfer the Founder Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Founders and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, if applicable, and no further consent or authorization of the Founders or its governing bodies, as applicable, is required, and (iii) this Agreement constitutes a valid and binding obligation of the Founders enforceable against the Founders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

c.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Founders of the transactions contemplated hereby do not (i) result in a violation of the Founders’ organizational documents, if applicable, (ii) conflict with, or constitute a default under any agreement or instrument to which each Founder is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which each Founder is subject or any agreement, order, judgment or decree to which the Founder is subject. Other than any SEC or state securities filings which may be required to be made by the Founders subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Founders are not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or transfer the Founder Shares in accordance with the terms hereof.

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4.	Legends

a.	Legend. The Founders will transfer the Founder Shares to the Investors in the name and amount of each Investor as set forth in Annex B. The Founder Shares will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT, IF AVAILABLE, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A LETTER AGREEMENT, DATED AS OF JULY 29, 2016, BETWEEN, AMONG OTHERS, CARDCONNECT CORP. AND CERTAIN STOCKHOLDERS OF CARDCONNECT CORP. SIGNATORY THERETO (THE “LETTER AGREEMENT”) AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE LETTER AGREEMENT.”

5.	Governing Law; Jurisdiction; Waiver of Jury Trial

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

6.	Assignment; Entire Agreement; Amendment

a.	Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Investor to a person agreeing to be bound by the terms hereof.

b.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

c.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

d.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

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7.	Notices

a.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

8.	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.	Survival; Severability

a.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

b.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This Agreement is accepted by the Founders as of the date first set forth above.

FOUNDERS:

By:	/s/ James J. McEntee, III
Name: James J. McEntee, III

By:
Name: Shami Patel

By:
Name: Frank Mastrangelo

Main Street Global, LLC

By:
Name:
Title:

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This Agreement is accepted by the Founders as of the date first set forth above.

FOUNDERS:

By:
Name: James J. McEntee, III

By:	/s/ Shami Patel
Name: Shami Patel

By:
Name: Frank Mastrangelo

Main Street Global, LLC

By:
Name:
Title:

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This Agreement is accepted by the Founders as of the date first set forth above.

FOUNDERS:

By:
Name: James J. McEntee, III

By:
Name: Shami Patel

By:	/s/ Frank Mastrangelo
Name: Frank Mastrangelo

Main Street Global, LLC

By:
Name:
Title:

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This Agreement is accepted by the Founders as of the date first set forth above.

FOUNDERS:

By:
Name: James J. McEntee, III

By:
Name: Shami Patel

By:
Name: Frank Mastrangelo

Main Street Global, LLC

By:	/s/ Jason Capone
Name: Jason Capone
Title: President

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Accepted and agreed on the date hereof.

INVESTORS:

FTVENTURES III, L.P.

By:	FTVentures Management III, LLC
Its:	General Partner

By:	/s/ David Haynes
Name: David Haynes
Title: Managing Member

FTVENTURES III-N, L.P.

By:	FTVentures Management III, LLC
Its:	General Partner

By:	/s/ David Haynes
Name: David Haynes
Title: Managing Member

FTVENTURES III-T, L.P.

By:	FTVentures Management III, LLC
Its:	General Partner

By:	/s/ David Haynes
Name: David Haynes
Title: Managing Member

[Securities Transfer Agreement]

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/s/ BRIAN SHANAHAN
BRIAN SHANAHAN

[Securities Transfer Agreement]

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MKY INVESTMENTS, LLC

By:	/s/ Laith Yaldoo
Name:	Laith Yaldoo
Title:	Member

[Securities Transfer Agreement]

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THE SDAO FAMILY GRANTOR RETAINED ANNUITY TRUST

By:
Name:
Title:

[Securities Transfer Agreement]

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Annex A

Founders

Name of Founder:	Founder Shares Transferred:
James J. McEntee, III	25,000
Shami Patel	10,000
Frank Mastrangelo	75,000
Main Street Global, LLC	90,000
Total	200,000